Exhibit 99.1

FINAL

Tronox Reports Third Quarter 2013 Financial Results

Third Quarter 2013 Highlights:

•	Revenue of $491 million; adjusted EBITDA of $92 million; adjusted diluted EPS attributable to Tronox Limited of ($0.48)

•	Mineral Sands segment revenue of $245 million; adjusted EBITDA of $95 million

•	Pigment segment revenue of $300 million; adjusted EBITDA of ($3) million

•	Board declared quarterly dividend of $0.25 per share payable on December 3, 2013 to shareholders of record of company’s Class A and Class B ordinary shares at close of business on November 18, 2013

STAMFORD, Conn., (November 6, 2013) – Tronox Limited (NYSE:TROX) today reported third quarter 2013 revenue of $491 million, up 1 percent versus $487 million in the third quarter 2012 and down 6 percent versus $525 million in the second quarter 2013. Adjusted EBITDA was $92 million compared to adjusted EBITDA of $134 million in the year-ago quarter and $101 million in the prior quarter. Adjusted net loss attributable to Tronox Limited in the third quarter was $55 million, or $0.48 per diluted share, versus adjusted net income of $24 million, or $0.20 per diluted share, in the third quarter 2012 and an adjusted net loss of $15 million, or $0.13 per diluted share, in the second quarter 2013.

Tom Casey, chairman and CEO of Tronox, said: “Our third quarter financial results reflect the market conditions we expected. Pigment sales volumes remained strong for the third consecutive quarter. Sales volumes equaled those of the seasonally strong second quarter and were 33 percent higher than the year-ago quarter. Sequentially, pigment selling prices modestly declined, down 1 percent for the second consecutive quarter. Mineral Sands revenue was 10 percent lower than the prior-year quarter reflecting the reduction in demand caused by less than full utilization of pigment plants around the world. This market softness has led to price declines. However, our Pigment segment captured the benefit of this decline in the form of lower feedstock costs. Current industry fundamentals, in our view, indicate that the pigment market is bottoming and will remain stable for several quarters before turning upward. U.S. housing, Asian infrastructure spending and more stability in European markets should continue to keep demand firm.”

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Casey continued: “We are pursuing a disciplined approach to growth and see ourselves as an advantaged consolidator in the global pigment industry. We bring synergies as would any other strategic buyer. In addition, we bring what we estimate could be more than $5 billion in future tax deductions which would result in substantially more free cash generation from the same EBITDA as any other potential buyer. These deductions apply only to U.S. taxable income. We are in the desirable position of having strategic flexibility coupled with a strong financial position. Our field of view is wide as we evaluate growth options and our focus is on growth vehicles that will deliver the highest return for our shareholders over the medium to long term. As a result of this disciplined approach and the strength of our operating cash flow, we have the ability to pay a quarterly dividend yielding an attractive return, while at the same time evaluate ways to expand our scale relative to the market. We remain very confident in the long-term value creation potential of our business and are committed to deliver that value to our shareholders.”

Third Quarter 2013 Results

Mineral Sands

Mineral Sands segment revenue of $245 million was 10 percent lower than $272 million in the third quarter 2012. Sales volumes increased 32 percent, driven primarily by robust volume gains in zircon and higher intercompany rutile shipments, while selling prices declined across product lines. Revenue from intercompany sales was $89 million in the quarter. Sales to third parties were $156 million, including $76 million of revenue from zircon and pig iron. In the third quarter, 64 percent of titanium feedstock revenue was derived from intercompany sales. Compared to the second quarter 2013, sales volumes for titanium feedstock (CP titanium slag, synthetic rutile and rutile prime) increased 2 percent and selling prices declined 14 percent. Zircon sales volumes in the third quarter were at more normal levels and in line with production volumes, 54 percent lower than record shipments in the second quarter, while selling prices were 1 percent lower.

Mineral Sands segment operating income of $41 million increased 28 percent versus $32 million in the year-ago quarter. Adjusted EBITDA was $95 million and the adjusted EBITDA margin was 39 percent. Mineral Sands segment adjusted EBITDA is calculated before the elimination of gross profit on sales to the Pigment segment that occurs in consolidation at the company level. In the third quarter, $34 million of Mineral Sands gross profit was eliminated in consolidation and $51 million of previously eliminated gross profit was reversed, for a net adjusted EBITDA contribution in consolidation of $17 million.

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Pigment

Pigment segment revenue of $300 million increased 7 percent versus $280 million in the year-ago quarter driven by a 33 percent sales volumes increase, partially offset by 20 percent lower selling prices and lesser impacts of mix and foreign exchange. Strong volume gains were realized in all three major regions, led by gains in Asia-Pacific. Relative to the second quarter 2013, sales volumes were level and selling prices declined 1 percent.

Pigment segment operating income was ($29) million and adjusted EBITDA was ($3) million versus operating income of ($4) million and adjusted EBITDA of $17 million in the third quarter 2012. Third quarter operating income and adjusted EBITDA improved from second quarter operating income of ($56) million and adjusted EBITDA of ($26) million. Average feedstock cost reflected in the Pigment segment income statement in the third quarter was $1,188 per metric ton, down from $1,333 per metric ton in the second quarter 2013. During the third quarter, 100 percent of Pigment segment feedstock purchases were from the Mineral Sands segment at an average cost of $1,038 per metric ton. Relative to the second quarter, finished pigment inventory remained level and the average plant utilization rate increased.

Corporate and Other

Revenue in Corporate and Other, which includes our electrolytic manufacturing business, was $35 million compared to $38 million in the third quarter 2012, primarily the result of lower sales volumes of electrolytic manganese dioxide and sodium chlorate. The electrolytic business generated adjusted EBITDA of $1 million, which was offset by adjusted EBITDA of ($18) million related to corporate operations for a net adjusted EBITDA in Corporate and Other of ($17) million in the third quarter. The Corporate and Other loss from operations of $20 million improved from $26 million in the third quarter 2012.

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Consolidated

Selling, general and administrative expenses for the company in the third quarter were $45 million, or 9 percent of revenue, versus $60 million, or 12 percent of revenue, in the third quarter 2012. Interest and debt expense was $32 million versus $18 million in the year-ago quarter. On September 30, 2013, gross consolidated debt was $2,404 million, and debt, net of cash, was $947 million. For the quarter, capital expenditures were $25 million and depreciation, depletion and amortization was $92 million.

Third Quarter 2013 Conference Call and Webcast

Tronox will conduct its third quarter 2013 conference call and webcast on Thursday, November 7, 2013 at 8:30am EST (New York). The live call is open to the public via Internet broadcast and telephone:

Internet Broadcast: http://www.tronox.com/

Dial-in telephone numbers:

U.S. / Canada: +1 (877) 831-3840

International: +1 (253) 237-1184

Conference ID: 83214226

Conference Call Presentation Slides: will be used during the conference call and are available on our website at http://www.tronox.com/

Webcast Conference Call Replay: available via the Internet and telephone beginning on November 7, 2013, at 11:30am EST (New York), until November 12, 2013

Internet Replay: www.tronox.com

Dial-in telephone numbers:

U.S. / Canada: +1 (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 83214226

About Tronox

Tronox is a global leader in the production and marketing of mineral sands, titanium dioxide pigment and electrolytic products. Through the integration of its pigment and mineral sands businesses, the company provides its customers a dependable supply of brightening solutions for a variety of end uses. For more information, visit http://www.tronox.com.

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Explore how Tronox’s fully integrated strategy is reshaping the industry. Learn more about Tronox’s bold vision.

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management’s current beliefs and expectations and are subject to uncertainty and changes in circumstances and contain words such as “believe,” “intended,” “expect,” and “anticipate” and include statements about expectations for future results including revenues. The forward-looking statements involve risks that may affect the company’s operations, markets, products, services, prices and other risk factors discussed in the company’s filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012. Significant risks and uncertainties may relate to, but are not limited to, our ability to integrate the recently acquired mineral sands business including achieving the expected cost savings; financial, economic, competitive, environmental, political, legal regulatory and technological factors including, our access to unrestricted cash, compliance with our bank facility covenants, the price of our shares, general market conditions, our customers potentially reducing their demand for our products due to, among other things, the economic downturn, more competitive pricing from our competitors, increased supply from our competitors; operating efficiencies and other benefits expected. Unless otherwise required by applicable laws, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding Tronox Limited’s operating results, we have disclosed in this press release certain non-U.S. GAAP financial measures, including Adjusted EBITDA. These non-U.S. GAAP financial measures are a supplement to, and not a substitute for or superior to, the company’s results presented in accordance with U.S. GAAP. The non-U.S. GAAP financial measures presented by the company may be different than non-U.S. GAAP financial measures presented by other companies. The non-U.S. GAAP financial measures are provided to enhance the user’s overall understanding of the company’s

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operating performance. Specifically, the company believes the non-U.S. GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results. The presentation of these non-U.S. GAAP financial measures are not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP. A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.

Management believes these non-U.S. GAAP financial measures:

•	Reflect Tronox Limited’s ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

•	Provide useful information to investors and others in understanding and evaluating Tronox Limited’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods;

•	Provide additional view of the operating performance of the company by adding interest expenses, taxes, depreciation, depletion and amortization to the net income. Further adjustments due to purchase price accounting and stock-based compensation charges attempt to exclude items that are either non-cash or non-recurring in nature;

•	Enable investors to assess the company’s compliance with financial covenants under its debt instruments. Certain debt instruments have financial covenants that use Adjusted EBITDA as part of their compliance measures, e.g., consolidated leverage ratio, which is a ratio of indebtedness to consolidated Adjusted EBITDA; and consolidated interest coverage ratio which is a ratio of consolidated Adjusted EBITDA to interest expenses; and

•	In addition, Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with U.S. GAAP, such as net income (loss). Because other companies may calculate EBITDA and Adjusted EBITDA differently than Tronox, EBITDA may not be, and Adjusted EBITDA as presented in this release is not, comparable to similarly titled measures reported by other companies.

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Segment Information

The company has two reportable operating segments, Mineral Sands and Pigment. The Mineral Sands segment includes the exploration, mining and beneficiation of mineral sands deposits, as well as heavy mineral production. These operations produce titanium feedstock, including ilmenite, chloride slag, slag fines, synthetic rutile and natural rutile, as well as co-products pig iron and zircon. The Pigment segment primarily produces and markets TiO2, and has production facilities in the United States, Australia and the Netherlands. The company’s Corporate and Other operations are comprised of corporate activities, electrolytic manufacturing and marketing operations and businesses that are no longer in operation; all are located in the United States.

Segment performance is evaluated based on segment income/(loss) from operations, which represents the results of segment operations before unallocated costs, such as general corporate expenses not identified to a specific segment, environmental provisions, net of reimbursements, related to sites no longer in operation, interest expense, other income (expense) and income tax expense or benefit.

Media Contact: Bud Grebey

Direct: +1 203.705.3721

Investor Contact: Brennen Arndt

Direct: +1 203.705.3722

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TRONOX LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Millions of U.S. dollars, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Sales	$491	$487	$1,486	$1,350
Cost of goods sold	437	444	1,350	1,025

Gross Margin	54	43	136	325
Selling, general, and administrative expenses	45	60	137	207

Income (Loss) from Operations	9	(17)	(1)	118
Interest and debt expense	(32)	(18)	(94)	(40)
Other income (expense)	(10)	—	18	(4)
Gain on bargain purchase	—	—	—	1,055

Income (Loss) before Income Taxes	(33)	(35)	(77)	1,129
Income tax benefit (provision)	(8)	34	(10)	100

Net Income (Loss)	$(41)	$(1)	$(87)	$1,229
Net Income attributable to noncontrolling interest	8	2	32	2

Net Income (Loss) attributable to Tronox Limited	$(49)	$(3)	$(119)	$1,227

Income (Loss) per share, Basic and Diluted:
Basic	$(0.43)	$0.03	$(1.05)	$12.95
Diluted	$(0.43)	$0.03	$(1.05)	$12.59
Weighted Average Shares Outstanding (in thousands):
Basic	113,459	122,352	113,389	94,193
Diluted	113,459	122,352	113,389	96,903
Other Operating Data:
Capital expenditures	$25	$43	$104	$91
Depreciation and amortization expense	$92	$71	$238	$124

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TRONOX LIMITED

SCHEDULE OF ADJUSTED EARNINGS (NON-U.S. GAAP)*

(UNAUDITED)

(Millions of U.S. dollars, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Sales	$491	$487	$1,486	$1,350
Cost of goods sold	461	380	1,368	940

Gross Margin	30	107	118	410
Selling, general, and administrative expenses	45	48	137	113

Adjusted Income (Loss) from Operations	(15)	59	(19)	297
Interest and debt expense	(32)	(18)	(94)	(40)
Other income (expense)	—	—	28	(5)

Adjusted Income (Loss) before Income Taxes	(47)	41	(85)	252
Income tax (provision) benefit	(1)	(15)	(5)	(33)

Adjusted Net Income (Loss)	(48)	26	(90)	219
Income attributable to noncontrolling interest	7	2	31	2

Adjusted Net Income (Loss) attributable to Tronox Limited Shareholders (Non-U.S. GAAP)*	$(55)	$24	$(121)	$217

Diluted adjusted after-tax Income (Loss) per share, attributable to Tronox Limited Shareholders	$(0.48)	$0.20	$(1.07)	$2.24

Weighted average number of shares used in diluted adjusted after-tax Income (Loss) per share (in thousands)	113,459	122,352	113,389	96,903

*	The Company believes that the non-U.S. GAAP financial measure “Adjusted after-tax Income (Loss) Attributable to Tronox Limited Shareholders,” and its presentation on a per share basis, provides useful information about the Company’s operating results to investor and securities analysts. Adjusted earnings excludes the effects of liquidation of subsidiaries and the effects related to the acquisition of the mineral sands business including certain tax related adjustments. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period. Additionally, the above schedule is presented in a format which reflects the manner in which we manage our business and is not in accordance with U.S. GAAP.

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TRONOX LIMITED

RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES

(UNAUDITED)

(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF NET INCOME

ATTRIBUTABLE TO TRONOX LIMITED SHAREHOLDERS (U.S. GAAP)

TO ADJUSTED AFTER-TAX INCOME (LOSS)

ATTRIBUTABLE TO TRONOX LIMITED SHAREHOLDERS (NON-U.S. GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income (loss) attributable to Tronox Limited Shareholders (U.S. GAAP)	$(49)	$(3)	$(119)	$1,227
Acquisition related income and expense (a)	(24)	76	(18)	(898)
Nonoperating one-time stock compensation charges (b)	—	—	—	21
Liquidation of subsidiary	10	—	10	—
Tax and noncontrolling impact of reorganization and acquisition related items (c)	8	(49)	6	(133)

Adjusted Net Income (Loss) attributable to Tronox Limited Shareholders (Non-U.S. GAAP)	$(55)	$24	$(121)	$217

Diluted earnings per common share attributable to Tronox Limited Shareholders (U.S. GAAP)	$(0.43)	$(0.02)	$(1.05)	$12.66
Acquisition related income and expense, per diluted share	(0.21)	0.62	(0.16)	(9.27)
Nonoperating one-time stock compensation charges, per diluted share	—	—	—	0.22
Liquidation of subsidiary, per diluted share	0.09	—	0.09	—
Tax effect of reorganization and acquisition related items, per diluted share	0.07	(0.40)	0.05	(1.37)

Diluted adjusted Net Income (Loss) per share attributable to Tronox Limited Shareholders (Non-U.S. GAAP)	$(0.48)	$0.20	$(1.07)	$2.24

Weighted average number of shares used in diluted adjusted after-tax income (loss) per share computations (in thousands)	113,459	122,352	113,389	96,903

(a)	One-time non-operating items and the effects of the acquisition of the mineral sands business.
(b)	Represents only the portion of stock compensation that was accelerated by the consummation of the acquisition.
(c)	Represents the tax and noncontrolling impact on items referenced in notes (a) and (b).

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TRONOX LIMITED

SEGMENT INFORMATION

(UNAUDITED)

(Millions of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Sales
Mineral Sands Segment	$245	$272	$855	$444
Pigment Segment	300	280	892	990
Corporate and Other	35	38	97	97
Eliminations	(89)	(103)	(358)	(181)

Net Sales	$491	$487	$1,486	$1,350

Income from Operations
Mineral Sands Segment	$41	$32	$205	$129
Pigment Segment	(29)	(4)	(153)	142
Corporate and Other	(20)	(26)	(55)	(130)
Eliminations	17	(19)	2	(23)

Income (Loss) from Operations	9	(17)	(1)	118
Interest and debt expense	(32)	(18)	(94)	(40)
Other income (expense)	(10)	—	18	(4)
Gain on bargain purchase	—	—	—	1,055

Income (Loss) before Income Taxes	(33)	(35)	(77)	1,129
Income tax benefit (provision)	(8)	34	(10)	100

Net Income (Loss)	(41)	(1)	(87)	1,229
Income attributable to noncontrolling interest	8	2	32	2

Net Income (Loss) attributable to Tronox Limited	$(49)	$(3)	$(119)	$1,227

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TRONOX LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Millions of U.S. dollars, except share and per share data)

	September 30, 2013	December 31, 2012
ASSETS
Current Assets
Cash and cash equivalents	$1,457	$716
Accounts receivable, net of allowance for doubtful accounts of $1 million and $3 million, respectively	373	391
Inventories	734	914
Prepaid and other assets	44	38
Deferred tax assets	96	114

Total Current Assets	2,704	2,173
Noncurrent Assets
Property, plant and equipment, net	1,276	1,423
Mineral leaseholds, net	1,269	1,439
Intangible assets, net	306	326
Long-term deferred tax assets	148	91
Other long-term assets, net	82	59

Total Assets	$5,785	$5,511

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$141	$189
Accrued liabilities	149	209
Short-term debt	—	30
Long-term debt due within one year	18	10
Income taxes payable	14	24
Deferred tax liabilities	1	5

Total Current Liabilities	323	467
Noncurrent Liabilities
Long-term debt	2,386	1,605
Pension and postretirement healthcare benefits	178	176
Asset retirement obligation	99	106
Long-term deferred tax liabilities	220	222
Other long-term liabilities	58	53

Total Liabilities	3,264	2,629

Shareholders’ Equity
Class A ordinary shares, par value $0.01 — 64,349,504 shares issued and 62,308,497 shares outstanding at September 30, 2013 and 63,413,288 shares issued and 62,103,989 shares outstanding at December 31, 2012	1	1
Class B ordinary shares, par value $0.01 — 51,154,280 shares issued and outstanding at September 30, 2013 and December 31, 2012	—	—
Capital in excess of par value	1,446	1,429
Retained earnings	1,109	1,314
Accumulated other comprehensive loss (income)	(243)	(95)

Total Shareholders’ Equity	2,313	2,649
Noncontrolling interest	208	233

Total Equity	2,521	2,882

Total Liabilities and Equity	$5,785	$5,511

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TRONOX LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Millions of U.S. dollars)

	Nine Months Ended September 30,
	2013	2012
Cash Flows from Operating Activities:
Net Income (Loss)	$(87)	$1,229
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	238	124
Deferred income taxes	14	(105)
Share-based compensation expense	16	29
Amortization of debt issuance costs and debt discounts	7	7
Pension and postretirement healthcare benefit expense, net	7	4
Gain on bargain purchase	—	(1,055)
Other noncash items affecting net income (loss)	(5)	131
Changes in assets and liabilities (net of effects of acquisition):
(Increase) decrease in accounts receivable	—	117
(Increase) decrease in inventories	106	(217)
(Increase) decrease in prepaid and other assets	(7)	7
Increase (decrease) in accounts payable and accrued liabilities	(42)	(140)
Increase (decrease) in income taxes payable	(23)	(24)
Other, net	(14)	(32)

Cash provided by operating activities	210	75

Cash Flows from Investing Activities:
Capital expenditures	(104)	(91)
Cash received in acquisition of minerals sands business, net of cash paid	—	114

Cash (used in) provided by investing activities	(104)	23

Cash Flows from Financing Activities:
Reductions of long-term debt	(185)	(583)
Proceeds from borrowings	945	1,690
Debt issuance costs	(29)	(20)
Dividends paid	(86)	(32)
Merger consideration	—	(193)
Class A ordinary share repurchases, including commissions paid	—	(326)
Shares purchased for the Employee Participation Program	—	(15)
Proceeds from conversion of warrants	1	1

Cash provided by financing activities	646	522

Effects of Exchange Rate Changes on Cash and Cash Equivalents	(11)	—

Net Increase in Cash and Cash Equivalents	741	620
Cash and Cash Equivalents at Beginning of Period	716	154

Cash and Cash Equivalents at End of Period	$1,457	$774

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TRONOX LIMITED

RECONCILIATION OF NET INCOME (LOSS) OF EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)

(UNAUDITED)

(Millions of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Income (Loss)	$(41)	$(1)	$(87)	$1,229
Interest and debt expense, net of interest income	29	17	89	39
Income tax provision (benefit)	8	(34)	10	(100)
Depreciation, depletion and amortization expense	92	71	238	124

EBITDA	88	53	250	1,292
Share-based compensation	5	2	16	29
Amortization of inventory step-up and unfavorable ore sales contracts from purchase price allocation, net	(24)	64	(18)	85
Gain on bargain purchase	—	—	—	(1,055)
Foreign currency remeasurement	4	(6)	(15)	(5)
Transaction related costs	—	12	—	73
Other items (a)	19	9	33	13

Adjusted EBITDA	$92	$134	$266	$432

(a)	Includes noncash pension and postretirement costs, accretion expense, severance expense, and other non-recurring items.

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